UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KIRBY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KIRBY CORPORATION

55 Waugh Drive, Suite 1000

Houston, Texas 77007

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 2020

The following Notice of Change of Location and Format relates to the proxy statement (the “Proxy Statement”) of Kirby Corporation (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location and format of the Annual Meeting and is first being sent on or about March 20, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND FORMAT OF

2020 ANNUAL MEETING OF STOCKHOLDERS OF KIRBY CORPORATION

TO BE HELD ON APRIL 28, 2020

March 19, 2020

DEAR FELLOW STOCKHOLDERS,

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), and to support the health and wellbeing of the associates, employees, and stockholders of Kirby Corporation (the “Company”), the Board of Directors has authorized a change to the location and format of the Company’s 2020 Annual Meeting of Stockholders from an in person meeting to a virtual webcast. The meeting remains scheduled for April 28, 2020 at 10:00 a.m. CDT.

We filed the Company’s Notice of 2020 Annual Meeting and Proxy Statement with the Securities and Exchange Commission on March 6, 2020. That document and the enclosed proxy card, which were expected to be mailed to stockholders on or about March 20, 2020 together with Kirby’s 2019 Annual Report to stockholders, were printed prior to the decision to change the Annual Meeting to a virtual webcast, and contain now outdated information regarding an in person meeting at our Houston offices. Please accept this as notice that the 2020 Annual Meeting will only be accessible online at www.virtualshareholdermeeting.com/KEX2020. You will need your 16-digit control number provided on the enclosed proxy card to access the virtual meeting.

Your vote is important to us, regardless of the number of shares you hold. We will miss the opportunity to see you in person this year, but we hope you will be able to attend the 2020 Annual Meeting via the virtual webcast. Once you have reviewed the proxy materials and have made your decision, please vote your shares using one of the methods outlined in the Proxy Statement, except that if you were planning to vote in person, you may exercise your vote at the virtual webcast per the instructions to be provided.

On behalf of the Board of Directors, thank you for your continued support and understanding in this matter.

Sincerely, DAVID W. GRZEBINSKI President and Chief Executive Officer